Exhibit 99.2

Callon Petroleum Company Announces Acquisition of Additional Working Interests in Core Fields

Natchez, MS (November 9, 2015)—Callon Petroleum Company (NYSE: CPE) (“Callon” or the “Company”) today announced it has acquired additional working interests in the Carpe Diem and Casselman-Bohannon fields in the Central Midland Basin for an approximate aggregate price of $29.5 million in cash. The acquisition was funded with borrowings from its revolving credit facility.

Transaction highlights include:

•	Average working interest of approximately 15.24% (12.07% net revenue interest) in the Carpe Diem field (2,586 gross acres), increasing Callon’s working interest to approximately 100.00% (79.19% net revenue interest)
•	Average working interest of approximately 3.75% (2.81% net revenue interest) in the Casselman-Bohannon fields (6,238 gross acres), increasing Callon’s working interest to approximately 66.45% (49.83% net revenue interest)
•	628 net surface acres, predominantly in Midland and Andrews Counties, Texas
•	Estimated net daily production of 360 Boe/d (84% oil) for the month of October 2015

Following the Company’s recent operational shift to focus exclusively on the Central Midland Basin, Callon has dedicated both of its two horizontal rigs to this area. The Company plans to direct approximately 80% of its preliminary 2016 operational capital program to the Carpe Diem and Casselman-Bohannon fields. Callon estimates that the 360 Boe/d of current net daily production acquired will increase at a similar rate as the Company’s preliminary forecast of approximately 20% annual growth in 2016 for total Company production volumes.

“These core fields form the foundation of our current drilling plans and are currently producing from the Lower Spraberry, Middle Spraberry and Wolfcamp B zones.” stated Fred Callon, Chairman and CEO. “Our investment in additional working interests will immediately contribute to value creation through our drilling plan focused on the Lower Spraberry in the near-term, with future opportunities in multiple delineated zones.”

About Callon Petroleum Company

Callon is an independent energy company focused on the acquisition, development, exploration, and operation of oil and gas properties in the Permian Basin in West Texas.

Cautionary Statement Regarding Forward Looking Statements

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include all statements regarding reserve quantities, production estimates, planned capital expenditures, the implementation of the Company’s business plans and strategy, as well as statements including the words “believe,” “expect,” “plans” and words of similar meaning. These statements reflect the Company’s current views with respect to future events and financial performance. No assurances can be given, however, that these events will occur or that these projections will be achieved, and actual results could differ materially from those projected as a result of certain factors. Some of the factors which could affect our future results and could cause results to differ materially from those expressed in our forward-looking statements include the Company’s ability to realize the anticipated benefits of the pending acquisition, the forfeiture of our deposit under the acquisition agreement, the volatility of oil and gas prices, ability to drill and complete wells, operational, regulatory and environment risks, our ability to finance our activities and other risks more fully discussed in our filings with the Securities and Exchange Commission, including our Annual Reports on Form 10-K, available on our website or the SEC’s website at www.sec.gov.

This news release is posted on the Company’s website at www.callon.com and will be archived there for subsequent review. It can be accessed from the “News” link on the top of the homepage.

For further information contact:

Joe Gatto

Chief Financial Officer, Senior Vice President and Treasurer

1-800-451-1294